(logo) TRIMONT®

Glen Peters

Chief Financial Officer, Global

gpeters@trimontrea.com

Direct: 404-581-7525

3500 Lenox Road,

Suite G1

Atlanta, GA 30326

trimontrea.com

Trimont Real Estate Advisors, LLC

Management’s Report on Assessment of Compliance

with SEC Regulation AB Servicing Criteria

Trimont Real Estate Advisors, LLC (“the Asserting Party”) is responsible for assessing compliance as of and for the year ended December 31, 2020 (“the Reporting Period”) with the applicable servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB as set forth in Exhibit A hereto (the “Applicable Servicing Criteria”). The transactions covered by this report are only those transactions processed by the Asserting Party in capacity as primary servicer for the asset backed securities transactions listed in Exhibit B hereto (the “Platform”).

The Asserting Party has used the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB to assess its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of and for the year ended December 31, 2020 with respect to the Platform.

Grant Thornton, LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2020 as set forth in this assertion.

Trimont Real Estate Advisors, LLC

February 26, 2021

/s/ Glen Peters

Glen Peters

Chief Financial Officer

Trimont Real Estate Advisors

Amsterdam | Atlanta | Dallas | Kansas City | London | Los Angeles | New York |

Regulation AB Criteria			MSBAM 2015‐C21	MSBAM 2015‐C22	RELATED REAL ESTATE DEBT STRATEGIES, LLC	REUBEN BROTHERS LIMITED	BAYSIDE CAPITAL, INC	PCRED LENDING III OFFSHORE LTD.	ACCESS POINT FINANCIAL, LLC (APF‐ CPX1)	ACCESS POINT FINANCIAL, LLC (APF‐CPX II)	ACCESS POINT FUNDING I 2017‐ A, LLC	ACCESS POINT FINANCIAL, INC.(Amended & Restated Sub) (APF‐ CRE1)
Section	Description	Criteria
General Servicing Considerations
(d)(1)(i)	Policies and Procedures	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreement.	X	X	X	X	X	X	X	X	X	X
(d)(1)(ii)	Policies and Procedures (vendors)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X1	X1	X1	X1	X1	X1	X1	X1	X1	X1
(d)(1)(iii)	Back-up Servicer	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(1)(iv)	Fidelity Bond

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreement.

			X	X	X	X	X	X	X	X	X	X
(d)(1)(v)	Accuracy of Information	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X	X	X	X	X	X	X	X	X	X
Cash Collection and Administration
(d)(2)(i)	2 Days to deposit Payments into Custodial Accounts

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

			X	X	X	X	X	X	X	X	X	X
(d)(2)(ii)	Wire Transfers	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel	N/A	N/A	X	X	X	X	X	X	X	X
(d)(2)(iii)	Advances

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

			X10	X10	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(2)(iv)	Commingling

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

			X	X	X	X	X	X	X	X	X	X
(d)(2)(v)	Federally Insured Institution

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter. I.3 Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

			X	X	X	X	X	X	X	X	X	X
(d)(2)(vi)	Unissued Checks	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X	X	X	X	X	X	X	X	X
(d)(2)(vii)	Reconciliations

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (a) are mathematically accurate; (b) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (c) are reviewed and approved by someone other than the person who prepared the reconciliation; and (d) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

			X	X	X	X	X	X	X	X	X	X
Investor Remittance and Reporting
(d)(3)(i)	Reports to the Investor

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (a) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (b) provide information calculated in accordance with the terms specified in the transaction agreements; (c) are filed with the Commission as required by its rules and regulations; and (d) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

			N/A	N/A	X11	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(3)(ii)	Investor Remittance	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A	N/A	X	N/A	X	X	X	X	X	X
(d)(3)(iii)	Investor’s Records	Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.	N/A	N/A	X	N/A	X	X	X	X	X	X
(d)(3)(iv)	Remittance and Bank Statements	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A	N/A	X	N/A	X	X	X	X	X	X
Pool Asset Administration
(d)(4)(i)	Collateral/Security on Pool Assets	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X	X	X	X	X	X	X	X	X
(d)(4)(ii)	Safeguard Pool Assets	Pool assets and related documents are safeguarded as required by the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(iii)	Changes to the Pool Assets	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X2	X2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(iv)	Obligor’s Payment Record

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g. escrow) in accordance with the related pool asset documents.

			X	X	X	X	X	X	X	X	X	X
(d)(4)(v)	Pool Asset Records Match UPB	The servicers records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X	X	X	X	X	X	X	X	X	X
(d)(4)(vi)	Loan Modifications

Changes with respect to the terms or status of an obligor’s pool asset (e.g. loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

			X3	X3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(vii)	Loss Mitigation Actions

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreement.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(viii)	Collection Efforts Documented

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment)

			X4	X4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(ix)	ARMs	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X5	X5	X	X	X5	X5	X	X	X5	X
(d)(4)(x)	Escrow Funds

Regarding any funds held in trust for an obligor such funds are (a) analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (b) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (c)returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

			X8	X8	X	X	X	X	X	X	X	X
(d)(4)(xi)	Timely Payments

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

			X9	X9	X	X	X	X	X	X	X	X
(d)(4)(xii)	Late Payment Penalties

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

			X6	X6	X	X	X	X	X	X	X	X
(d)(4)(xiii)	Obligor’s Records

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

			X9	X9	X	X	X	X	X	X	X	X
(d)(4)(xiv)	Delinquencies, Charge- offs, and Other Uncollectible Accounts	Delinquencies, Charge-offs, and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X7	X7	X7	X7	X7	X7	X7	X7	X7	X7
(d)(4)(xv)	Any External Enhancement	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Regulation AB Criteria			ACCESS POINT FINANCIAL, LLC (APF‐CS)	ACCESS POINT FINANCIAL, INC. (FF&E)	ACCESS POINT FINANCIAL, INC,	KENNEDY‐WILSON CAPITAL	OP USA DEBT HOLDINGS II LIMITED PARTNERSHIP (Bronx Logistics Center‐Mezz)	CSI Winthrop 2.1 LP (Winthrop Center)	RMWC	TERRA MORTGAGE CAPITAL I, LLC	CANYON CAPITAL ADVISORS LLC
Section	Description	Criteria
General Servicing Considerations
(d)(1)(i)	Policies and Procedures	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreement.	X	X	X	X	X	X	X	X	X
(d)(1)(ii)	Policies and Procedures (vendors)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X1	X1	X1	X1	X1	X1	X1	X1	X1
(d)(1)(iii)	Back-up Servicer	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(1)(iv)	Fidelity Bond

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreement.

			X	X	X	X	X	X	X	X	X
(d)(1)(v)	Accuracy of Information	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X	X	X	X	N/A	X	X	X	X
Cash Collection and Administration
(d)(2)(i)	2 Days to deposit Payments into Custodial Accounts

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

			X	X	X	X	N/A	X	X	X	X
(d)(2)(ii)	Wire Transfers	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel	X	X	X	X	N/A	X	X	X	X
(d)(2)(iii)	Advances

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(2)(iv)	Commingling

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

			X	X	X	X	X	X	X	X	X
(d)(2)(v)	Federally Insured Institution

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter. I.3 Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

			X	X	X	X	N/A	X	X	X	X
(d)(2)(vi)	Unissued Checks	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X	X	X	X	X	X	X	X
(d)(2)(vii)	Reconciliations

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (a) are mathematically accurate; (b) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (c) are reviewed and approved by someone other than the person who prepared the reconciliation; and (d) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

			X	X	X	X	N/A	X	X	X	X
Investor Remittance and Reporting
(d)(3)(i)	Reports to the Investor

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (a) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (b) provide information calculated in accordance with the terms specified in the transaction agreements; (c) are filed with the Commission as required by its rules and regulations; and (d) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(3)(ii)	Investor Remittance	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X	X	N/A	X	X	X	X
(d)(3)(iii)	Investor’s Records	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X	X	N/A	X	X	X	X
(d)(3)(iv)	Remittance and Bank Statements	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X	X	N/A	X	X	X	X
Pool Asset Administration
(d)(4)(i)	Collateral/Security on Pool Assets	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X	X	X	X	X	X	X	X
(d)(4)(ii)	Safeguard Pool Assets	Pool assets and related documents are safeguarded as required by the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(iii)	Changes to the Pool Assets	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(iv)	Obligor’s Payment Record

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g. escrow) in accordance with the related pool asset documents.

			X	X	X	X	N/A	X	X	X	X
(d)(4)(v)	Pool Asset Records Match UPB	The servicers records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X	X	X	X	N/A	X	X	X	X
(d)(4)(vi)	Loan Modifications

Changes with respect to the terms or status of an obligor’s pool asset (e.g. loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(vii)	Loss Mitigation Actions

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreement.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(viii)	Collection Efforts Documented

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment)

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(ix)	ARMs	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	X	X	X	X	X5	X	X	X
(d)(4)(x)	Escrow Funds

Regarding any funds held in trust for an obligor such funds are (a) analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (b) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (c)returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

			X	X8	X	X	X	X	X	X	X
(d)(4)(xi)	Timely Payments

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

			X	N/A	X	X	N/A	X	X	X	X
(d)(4)(xii)	Late Payment Penalties

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

			X	N/A	X	X	N/A	X	X	X	X
(d)(4)(xiii)	Obligor’s Records

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

			X	N/A	X	X	N/A	X	X	X	X
(d)(4)(xiv)	Delinquencies, Charge-offs, and Other Uncollectible Accounts	Delinquencies, Charge-offs, and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X7	N/A	X7	X7	N/A	X7	X7	X7	X7
(d)(4)(xv)	Any External Enhancement	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Key

X1	With respect to Item 1122(d)(1)(ii), there were no third party vendors utilized during the reporting period for the loans serviced under this securitization.
X2

With respect to Item 1122(d)(4)(iii), there were no additions, removals, or substitutions to pool assets or loan modifications during the reporting period for the loan(s) that were serviced under this securitization.

X3

With respect to Item 1122(d)(4)(vi), there were no changes to the terms or status of any of the primary serviced loans during the reporting period for the loan(s) that were serviced under the securitization.

X4	With respect to Item 1122(d)(4)(viii), there were no delinquent loans or collection efforts during the reporting period associated with the loans under this securitization.
X5	With respect to Item 1122(d)(4)(ix), there were no adjustments to interest rates during the reporting period associated with the loan(s) that were serviced under the securitization.
X6	With respect to Item 1122(d)(4)(xii), there were no late payments during the reporting period associated with the loan(s) that were serviced under the securitization.
X7

With respect to Item 1122(d)(4)(xiv), there were no delinquencies, charge-offs, or uncollectible amounts during the reporting period associated with the loan(s) that were serviced under this securitization.

X8

With respect to Item 1122(d)(4)(x)(a), the funds can be used at the borrower’s discretion, and is not the responsibility of Trimont. With respect to Item 1122(d)(4)(x)(b), there were no requirements to allocate interest with the loan(s) that were serviced under the securitization. With respect to Item 1122(d)(4)(x)(c), there were no payoffs during the reporting period associated with the loan(s) that were serviced under the securitization.

X9

With respect to Item 1122(d)(4)(xi) and 1122(d)(4)(xiii), there were no disbursements made on behalf of the obligor during the reporting period associated with the loan(s) that were serviced under the securitization.

X10

With respect to Item 1122(d)(2)(iii), there were no advances of funds or guarantees regarding collections, cash flows or distributions and interest or other fees charged for such advances associated with the loan(s) that were serviced under the securitization.

X11	With respect to Item 1122(d)(3)(i), only (a) and (b) are applicable. However, there were no remittances sent to this investor during the reporting period.
With respect to Applicable Servicing Criteria cells in Exhibit A that are denoted with an “N/A”, per review of the respective servicing agreement, the criteria was not in scope for the transaction.

Exhibit B

Name	Transaction	Period of Service
MSBAM 2015‐C21	Servicer for Commercial Mortgage Pass-Through Certificates Series 2015-C21 pursuant to the Subservicing Agreement dated February 1, 2015	January 1, 2020 ‐ December 31, 2020
MSBAM 2015‐C22	Servicer for Commercial Mortgage Pass-Through Certificates Series 2015-C22 pursuant to the Subservicing Agreement dated February 5, 2015	January 1, 2020 ‐ December 31, 2020
TERRA MORTGAGE CAPITAL I, LLC	Servicing and Asset Management Agreement Terra ‐ GS Loan	September 3, 2020 ‐ December 31, 2020
REUBENBROTHERS LIMITED	Trimont servicing agreement St Regis	November 24, 2020 ‐ December 31, 2020
PCRED LENDING III OFFSHORE LTD.	Servicing and Asset Management‐ PIMCO ‐Paragon	January 4, 2020 ‐ December 31, 2020
CANYON CAPITAL ADVISORS LLC	Servicing and Asset Management ‐Canyon Cap Advisors	December 14, 2020 ‐ December 31, 2020
CALE STREET	Servicing and Asset Management Agreement‐Cale Street	October 1, 2020 ‐ December 31, 2020
RMWC	Servicing and Asset Management ‐ RMWC	August 25, 2020 ‐ December 31, 2020
OP USA DEBT HOLDINGS II LIMITED PARTNERSHIP	Servicing and Asset Management ‐ Oxford Properties ‐ Bronx Logistics	November 19, 2020 ‐ December 31, 2020
ACCESS POINT FINANCIAL, LLC	Servicing Agreement‐Access Point‐Mortgage	September 1, 2020 ‐ December 31, 2020
KENNEDY‐WILSON CAPITAL	Servicing Agreement ‐ KW and Trimont	September 25, 2020 ‐ December 31, 2020
ACCESS POINT FINANCIAL, LLC	Servicing Agreement‐Access Point‐FFE	September 1, 2020 ‐ December 31, 2020
ACCESS POINT FUNDING I 2017‐A,LLC	Sub‐Servicing Agreement APF 2017‐A	January 1, 2020 - December 31, 2020
ACCESS POINT FINANCIAL, INC. (CS‐TREA)	Amended and Rest SubServicing ‐APF‐Pacific former CS ‐ TREA and APF	September 1, 2020 ‐ December 31, 2020
ACCESS POINT FINANCIAL, INC.(CRE1‐TREA)	Amended and Rest SubServicing ‐APF‐CRE I ‐ TREA and APF	September 1, 2020 ‐ December 31, 2020
ACCESS POINT FINANCIAL, INC. (CPXII‐TREA)	Amended and Rest SubServicing ‐APF‐CPXII ‐ TREA and APF	September 1, 2020 ‐ December 31, 2020
ACCESS POINT FINANCIAL, INC. (APF‐ CPX1)	Amended and Rest SubServicing Agreement‐APF‐CPX1 ‐ TREA and APF	September 1, 2020 ‐ December 31, 2020
BAYSIDECAPITAL, INC	Servicing and Asset Management ‐ Bayside ‐USB	December 29, 2020 ‐ December 31, 2020
RELATED REAL ESTATE DEBT STRATEGIES, LLC	Master Servicing and Asset Management Agreement ‐ RREDS	December 1, 2020 ‐ December 31, 2020